EXHIBIT 99.1
NEWS RELEASE
Contact: Dollar Financial Corp.
Financial Dynamics
Mark McCall/Julie Prozeller (212) 850-5641
FOR IMMEDIATE RELEASE
DOLLAR FINANCIAL CORP. ANNOUNCES
PRICING OF SECONDARY OFFERING OF COMMON STOCK
BERWYN, Pa., February 22, 2007 — Dollar Financial Corp. (NASDAQ:DLLR — News) announced today that Green Equity Investors II, L.P., an affiliate of Leonard Green & Partners, L.P. has executed a block trade of shares of common stock with Wachovia Capital Markets, LLC pursuant to the $153.5 million shelf registration statement filed by the Company with the Securities and Exchange Commission on December 21, 2006. In connection with the transaction, the selling stockholder and the Company have entered into an underwriting agreement with Wachovia Capital Markets, LLC pursuant to which an aggregate of 5,490,000 shares of common stock will be sold by the selling stockholder. The Company will not receive any proceeds from the offering. The offering would reduce Leonard Green & Partners holdings in the Company from approximately 23.3% to less than one percent of the Company’s outstanding shares of common stock as of January 31, 2007. The offering is expected to close on February 28, 2007, subject to customary closing conditions.
The offering is being made by means of a prospectus, a copy of which, when available, may be obtained from Wachovia Capital Markets, LLC, Attn: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, or email at equity.syndicate@wachovia.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the shares of common stock in any state in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.
About Dollar Financial Corp.
Dollar Financial Corp is a leading international financial services company serving under-banked consumers. Its customers are typically service sector individuals who require basic financial services but, for reasons of convenience and accessibility, purchase some or all of their financial services from the Company rather than from banks and other financial institutions. To meet the needs of these customers, the Company provides a range of consumer financial products and services primarily consisting of check cashing, short-term consumer loans, Western Union money order and money transfer products, reloadable VISA® and MasterCard® branded debit cards, electronic tax filing, bill payment services, and legal document preparation services.
At December 31, 2006, the Company’s global store network consisted of 1,282 stores, including 883 company-operated financial services stores and 127 We The People legal document preparation locations in 34 states, the District of Columbia, Canada and the United Kingdom. The financial services store network is the largest network of its kind in each of Canada and the United Kingdom and the second-largest network of its kind in the United States. The Company’s customers, many of whom receive income on an irregular basis or from multiple employers, are drawn to the convenient neighborhood locations, extended operating hours and high-quality customer service. The Company’s products and services, principally check cashing and short-term consumer loan programs, provide immediate access to cash for living expenses or other needs. For more information, please visit the Company’s website at www.dfg.com.
Forward Looking Statement
This news release contains forward looking statements, including statements regarding the Company’s future results, growth and operating strategy, restructuring initiatives, the impact of new stores and acquisitions, the debt refinancing and cross-currency swap transactions, and of the performance of new products. These forward looking statements involve risks and uncertainties, including risks related to the regulatory environment, current and potential future litigation, the integration of acquired stores, the performance of new stores, the implementation of restructuring initiatives, and the effects of new products on the Company’s business, results of operations, financial condition and prospects. There can be no assurance that the Company will attain its expected results, successfully integrate any of its acquisitions, or that ongoing and potential future litigation or that the various FDIC, Federal, state or foreign legislative or regulatory activities affecting the Company or the banks with which the Company does business will not negatively impact the Company’s operations. A more complete description of these and other risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, including those described under the heading “Risk Factors” in its fiscal 2006 annual report on Form-10K. You should not place any undue reliance on any forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.